EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-00949) of Terex Corporation of our report dated June 28, 2005 relating to the financial statements of the Terex Corporation and Affiliates' 401(k) Retirement Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Stamford, CT
June 28, 2005